Exhibit 23.1

Beckstead and Watts, LLP
Certified Public Accountants
2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 (tel)
702.362.0540 (fax)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement of Industrial Enterprises of America, Inc. (formerly known as Advanced Bio/Chem, Inc.) on Form S-8 of our report, dated October 12, 2005, included in Industrial Enterprises of America, Inc.'s Form  10-KSB for the year ended June 30, 2005, and to all references to our Firm included in this registration statement.

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP
October 12, 2005